EXHIBIT 99.2
HASBRO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On December 27, 2023, Hasbro, Inc. (“Hasbro”, the “Company” or “we”) completed the sale of the Entertainment One film and television business (the "Sale") to Lions Gate Entertainment Corp., Lions Gate Entertainment Inc. and Lions Gate International Motion Pictures S.à.r.l (collectively "Lionsgate"), pursuant to the terms of the Equity Purchase Agreement (the "Agreement") dated August 3, 2023, among Hasbro and Lionsgate. Pursuant to the Agreement, Lionsgate acquired the Company's Entertainment One film and television business ("eOne Film and TV Business") for a purchase price consisting of $375 million in cash, subject to purchase price adjustments, plus the assumption by Lionsgate of production financing loans. In connection with the closing, Hasbro expects to retire approximately $400 million of floating rate debt.
To reduce the carrying value of the assets and liabilities associated with the eOne Film and TV Business to their estimated fair values, the Company recorded a pre-tax non-cash loss on Assets Held for Sale of $473.0 million within the Company’s Consolidated Statement of Operations. In addition, the Company recorded approximately $38.0 million of transaction charges associated with the sale process. These charges were recorded in Selling Distribution and Administration expense.
The Company determined that the eOne Film and TV Business met the criteria to be classified as held for sale, but did not meet the criteria to be classified as discontinued operations. As a result, at October 1, 2023, the related assets and liabilities were included in the separate held-for-sale line items of the asset and liability sections of the consolidated balance sheets.
The unaudited pro forma condensed consolidated balance sheet as of October 1, 2023, has been prepared to give effect to the divestiture of the assets and liabilities of the eOne Film and TV Business as if the Sale occurred on October 1, 2023. The unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the Sale as if it occurred on December 27, 2021, the first day of fiscal 2022.
We refer to the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations as the pro forma financial statements.
The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Hasbro for the applicable periods:
•Unaudited historical financial statements and the related notes of Hasbro as of and for the fiscal quarter ended October 1, 2023 included in Hasbro’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023; and
•Historical financial statements and the related notes of Hasbro as of and for the fiscal year ended December 25, 2022 included in Hasbro’s Annual Report on Form 10-K for the year ended December 25, 2022.
The unaudited pro forma financial statements have been prepared by management in accordance with U.S. Securities and Exchange Commission (the "SEC") Regulation S-X Article 11, Pro Forma Financial Information. The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these pro forma financial statements. The pro forma financial statements are for informational purposes only and not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed as of the dates indicated, nor do they purport to project the future financial position or operating results to be expected in any future period.
The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

HASBRO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 1, 2023
(Millions of Dollars)

	Reported		Removal of				Pro Forma
	October 1,		eOne Film &		Pro Forma		October 1,
	2023		TV Business		Adjustments		2023
ASSETS
Current assets
Cash and cash equivalents	$185.5		$—		$394.4	(3A)	$579.9
Accounts receivable, less allowance for credit losses	1,102.0		—		—		1,102.0
Inventories	617.7		—		—		617.7
Prepaid expenses and other current assets	286.2	(3F)	—		5.6	(3F)	291.8
Assets held for sale	1,048.7		(1,048.7)	(3B)	—		—
Total current assets	3,240.1		(1,048.7)		400.0		2,591.4
Property, plant and equipment, less accumulated depreciation	474.6		—		—		474.6
Other assets
Goodwill	3,238.8		—		—		3,238.8
Other intangibles, net of accumulated amortization	655.1		—		—		655.1
Other	731.6	(3F)	—		14.0	(3F)	745.6
Total other assets	4,625.5		—		14.0		4,639.5
Total assets	$8,340.2		$(1,048.7)		$414.0		$7,705.5
LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$60.0		$—		$—		$60.0
Accounts payable and accrued liabilities	1,356.8	(3F)	—		51.0	(3C) (3F)	1,407.8
Liabilities held for sale	607.4		(607.4)	(3B)	—		—
Total current liabilities	2,024.2		(607.4)		51.0		1,467.8
Long-term debt	3,654.6				—		3,654.6
Other liabilities	438.2	(3F)			(7.9)	(3F)	430.3
Total liabilities	6,117.0		(607.4)		43.2		5,552.8
Shareholders’ equity
Preference stock of $2.50 par value. Authorized 5,000,000 shares; none issued	—				—		—
Common stock of $0.50 par value. Authorized 600,000,000 shares; issued 220,286,736 shares	110.1				—		110.1
Additional paid-in capital	2,574.1				—		2,574.1
Retained earnings	3,348.3	(3D)	(441.3)	(3E)	370.8	(3C) (3E)	3,277.8
Accumulated other comprehensive loss	(208.4)	(3D)			—		(208.4)
Treasury stock, at cost, 81,541,637 shares	(3,626.3)				—		(3,626.3)
Noncontrolling interests	25.4				—		25.4
Total shareholders’ equity	2,223.2		(441.3)		370.8		2,152.7
Total liabilities, noncontrolling interests and shareholders’ equity	8,340.2		(1,048.7)		414.0		7,705.5
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HASBRO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED OCTOBER 1, 2023
(Millions of Dollars Except Per Share Data)

	Reported		Removal of				Pro Forma
	October 1,		eOne Film &		Pro Forma		October 1,
	2023		TV Business		Adjustments		2023
Net revenues	$3,714.4		(419.3)	(4A)	—		3,295.1
Costs and expenses:
Cost of sales	1,132.0		(4.7)	(4A)	—		1,127.3
Program cost amortization	325.3		(249.8)	(4A)	—		75.5
Royalties	295.8		(65.9)	(4A)	—		229.9
Product development	232.4		—	(4A)	—		232.4
Advertising	249.8		(28.4)	(4A)	—		221.4
Amortization of intangible assets	65.1		(9.9)	(4A)	(7.0)	(4F)	48.2
Selling, distribution and administration	1,050.0	(4E)	(158.1)	(4A)	(11.3)	(4F)	880.6
Impairment of goodwill	231.2		(231.2)	(4B)	—		—
Loss on assets held for sale	473.0	(4C)	—		—		473.0
Total costs and expenses	4,054.6		(748.0)		(18.3)		3,288.3
Operating profit (loss)	(340.2)		328.7		18.3		6.8
Non-operating expense (income):
Interest expense, net	124.4		(9.6)	(4A)	—		114.8
Other income, net	(0.7)		(24.8)	(4A)	—		(25.5)
Total non-operating expense (income), net	123.7		(34.4)		—		89.3
Earnings (loss) before income taxes	(463.9)		363.1		18.3		(82.5)
Income taxes (benefit)	(36.9)		38.3	(4D)	(15.0)	(4D)	(13.6)
Net earnings (loss)	(427.0)		324.8		33.3		(68.9)
Net earnings attributable to noncontrolling interests	1.2		—		—		1.2
Net earnings (loss) attributable to Hasbro, Inc.	$(428.2)		$324.8		$33.3		$(70.1)

Per common share
Net earnings (loss) attributable to Hasbro, Inc.
Basic	$(3.09)		2.35		0.24		(0.50)
Diluted	$(3.09)		2.35		0.24		(0.50)
Weighted average common shares outstanding
Basic	138.7		—		—		138.7
Diluted	138.7		—		—		138.7
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HASBRO, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 25, 2022
(Millions of Dollars Except Per Share Data)

	Reported	Removal of				Pro Forma
	December 25,	eOne Film &		Pro Forma		December 25,
	2022	TV Business		Adjustments		2022
Net revenues	$5,856.7	(827.8)	(4A)	—		5,028.9
Costs and expenses:
Cost of sales	1,911.8	(9.2)	(4A)	—		1,902.6
Program cost amortization	555.5	(492.5)	(4A)	—		63.0
Royalties	493.0	(132.9)	(4A)	—		360.1
Product development	307.9	—	(4A)	—		307.9
Advertising	387.3	(19.3)	(4A)	—		368.0
Amortization of intangible assets	105.3	(86.0)	(4A)	(13.3)	(4F)	6.0
Selling, distribution and administration	1,666.1	(89.3)	(4A)	4.5	(4E) (4F)	1,581.3
Loss on disposal of business	22.1	—		—		22.1
Total costs and expenses	5,449.0	(829.2)		(8.8)		4,611.0
Operating profit	407.7	1.4		8.8		417.9
Non-operating expense (income):
Interest expense, net	159.2	(4.7)	(4A)	—		154.5
Other expense (income), net	(13.0)	5.9	(4A)	—		(7.1)
Total non-operating expense, net	146.2	1.2		—		147.4
Earnings before income taxes	261.5	0.2		8.8		270.5
Income taxes (benefit)	58.5	(12.7)	(4D)	15.3	(4D)	61.1
Net earnings (loss)	203.0	12.9		(6.5)		209.4
Net loss attributable to noncontrolling interests	(0.5)	(0.6)		—		(1.1)
Net earnings (loss) attributable to Hasbro, Inc.	$203.5	13.5		(6.5)		$210.5

Per common share
Net earnings (loss) attributable to Hasbro, Inc.
Basic	$1.47	0.10		(0.05)		1.52
Diluted	$1.46	0.10		(0.05)		1.51
Weighted average common shares outstanding
Basic	138.7	—		—		138.7
Diluted	138.9	—		—		138.9
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HASBRO, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)    Description of the Sale
On December 27, 2023, Hasbro completed the sale of the eOne Film and TV Business to Lionsgate, pursuant to the terms of the Agreement. Pursuant to the Agreement, Lionsgate acquired the Company's eOne Film and TV Business for a purchase price consisting of $375 million in cash, subject to purchase price adjustments, plus the assumption by Lionsgate of production financing loans. Hasbro intends to use the cash proceeds to retire indebtedness and for other general corporate purposes.

In the connection with the Sale, Hasbro and Lionsgate entered into a Transition Services Agreement ("TSA") under which upon completion of the Sale, Hasbro will provide certain transition services to eOne and eOne will provide certain transition services to Hasbro. These transition services are expected to have a recurring impact and are provided for the sole purpose of supporting the operations of the eOne Film and TV Business and the Hasbro business following the completion of the sale. The terms of services to be provided under the TSA generally range from 2 to 18 months, subject to each party's right to extend the term of certain services for an additional period and to terminate early the term of any service. Fees to be incurred or received by Hasbro under the TSA are estimated to be immaterial to the Company's pro forma financial statements.
(2)    Basis of Pro Forma Presentation
The Company's unaudited pro forma condensed consolidated financial statements have been prepared by management pursuant to Article 11 of Regulation S-X.
The unaudited pro forma condensed consolidated balance sheet as of October 1, 2023, has been prepared to give effect to the divestiture of the assets and liabilities of the eOne Film and TV Business as if the Sale occurred on October 1, 2023. The unaudited pro forma consolidated statements of operations have been prepared to give effect to the Sale as if it occurred on December 27, 2021, the first day of fiscal 2022.
The information in the “Removal of eOne Film & TV Business” columns in the unaudited pro forma condensed consolidated financial statements reflects the elimination of the net assets and historical financial performance of the eOne Film and TV Business in accordance with rules and regulations of the SEC. Not included in the sale are core Hasbro brand-based content and the capability to develop and produce entertainment including animation, digital shorts, scripted TV and theatrical films related to core Hasbro IP.
The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in notes (3) and (4) below.
The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position and the financial results that may be attained in the future. The actual pro forma adjustments will depend on a number of factors which could result in a change to the unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of the Company for the year ended December 25, 2022 and those set out in the unaudited consolidated financial statements of the Company for the nine months ended October 1, 2023. It is management’s opinion that the unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the disposition of the Company's eOne Film and TV Business by the Company on a basis consistent with the Company accounting policies.
Amounts in these pro forma interim consolidated financial statements are denominated in U.S. dollars.
No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the disposition.

HASBRO, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3)    Pro Forma Adjustments to the Condensed Consolidated Balance Sheets
Explanations of the adjustments to the pro forma balance sheets are as follows:

(A)
Adjustments reflect the increase in cash and cash equivalents resulting from the cash consideration of $375.0 million received, net of customary purchase price adjustments, less closing transaction expenses. Cash and Cash Equivalents in the Reported October 1, 2023 and Pro Forma October 1, 2023 columns each include restricted cash of $1.1 million. As of October 1, 2023, $4.1 million of restricted cash was transferred to Assets Held for Sale in connection with the Sale.

(B)	Represents the elimination of Entertainment One Film and Television assets and liabilities previously classified as held for sale as of October 1, 2023, to Lionsgate under the terms of the Agreement.
    The principal components of the assets and liabilities held for sale, as October 1, 2023 were as follows:

October 1, 2023
(in millions of Dollars)
Assets:
Cash and cash equivalents including restricted cash of $4.1 million (1)	$70.4
Accounts receivable, less allowance for doubtful accounts of $1.4 million	85.2
Inventories	2.7
Prepaid expenses and other current assets	402.6
Property, plant and equipment, less accumulated depreciation of $21.3 million	53.6
Other assets	891.5
Write-down loss allowance (2)	(457.3)
Total assets held for sale	$1,048.7

Liabilities:
Short-term borrowings	$141.9
Current portion of long-term debt	8.2
Accounts payable and accrued liabilities	404.4
Long-term debt	0.8
Other liabilities	52.1
Total liabilities held for sale	$607.4
(1) The net cash and cash equivalents attributable to the non-core entertainment business will be paid for by Lionsgate under the agreement between the Company and Lionsgate dated August 3, 2023 as part of the purchase price adjustment for net debt.
(2) In addition to the write-down loss allowance of $457.3 million, the Company also recognized $15.7 million of currency translation losses on the classification of held for sale. The pre-tax non-cash loss on assets held for sale of $473.0 million includes both the write-down allowance and the currency translation losses.

HASBRO, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(C)
Represents adjustments to recognize transaction-related expenses and liabilities of $21.1 million. In total, the Company's transaction related expenses were $38.0 million, $16.9 million of which were included within the Company's historical financial statements for the period ended October 1, 2023.

(D)
Retained Earnings for the “Reported October 1, 2023” column reflects currency translation losses directly attributable to the eOne Film and TV Business in the amount of $15.7 million that were reclassified from Accumulated Other Comprehensive Loss to the Statement of Operations. The impacts in the Statement of Operations are included in the total estimated loss on disposal.

(E)	Represents the impacts of removing the assets and liabilities held for sale and recording the impacts of the net proceeds received.
(F)
The "Reported October 1, 2023" column includes the following U.S. income tax balances: prepaid income taxes of $26.3 million within Prepaid Expenses and Other Current Assets, $251.7 million of deferred tax assets within Other Assets, $27.3 million of accrued income taxes within Accounts Payable and Accrued Liabilities and $84.1 million of deferred tax liabilities within Other Liabilities. The associated "Pro Forma Adjustments" represent the tax consequences of the Sale and the transactions between the parties under the agreements summarized in Notes (1) and (2), as well as the tax impacts corresponding to all other pro forma adjustments noted within.

(4)    Pro Forma Adjustments to the Condensed Consolidated Statements of Operations
Explanations of the adjustments to the pro forma statements of operations are as follows:

(A)
Represents the elimination of Revenue, Operating Costs and Expenses including; Costs of Sales, Program Cost Amortization, Royalty Expense, Product Development Expense, Advertising Expense, Amortization of Intangible Assets and Selling, Distribution and Administration Expenses as well as Interest Expense net of Interest Income, attributable to the eOne Film & TV Business for the periods presented.

(B)
Represents the elimination of a pre-tax non-cash goodwill impairment charge recorded during the second quarter of 2023 to reduce the carrying value of the Company's Film and Television reporting unit to its estimated fair value, as determined using a discounted cash flow model based on management’s future revenue and cost estimates.

(C)	Represents the reported loss on disposal of the eOne Film and TV Business of $473.0 million for the nine months ended October 1, 2023.
(D)
These adjustments represent an estimate of the tax impact of the Divestiture and the transactions between the parties under the agreements summarized in Notes (1) and (2), as well as the tax impacts corresponding to all other pro forma adjustments noted within. In determining the tax provision for the adjustments under the “Removal of the eOne Film & TV Business” heading, the Company calculated the tax provision for the both the nine months ended October 1, 2023 and year ended December 26, 2022 using the separate return method for the Film & TV business. In determining the tax provision for the adjustments under the “Pro Forma Adjustments” heading, the Company calculated the tax provision for both the nine months ended October 1, 2023 and year ended December 26, 2022 using the separate return method for the remaining Hasbro business units.

(E)
Represents adjustments to recognize transaction related expenses of $21.1 million. In total, the Company's transaction related expenses were $38.0 million, $16.9 million of which were included within the Company's historical financial statements for the period ended October 1, 2023.

(F)	Effective with the designation of the eOne Film and Television Business as held for sale on of August 3, 2023, the Company suspended recording depreciation of property, plant and equipment and amortization of finite-lived intangible assets and right-of-use assets while these assets were classified as held for sale. For the year ended December 25, 2022, we recognized $29.9 million of depreciation and amortization (comprised of $13.3 million reported in the Amortization of intangible assets line item and $16.6 million of depreciation reported in Selling, distribution and administration) and for the nine month period ended October 1, 2023, we recognized $18.3 million of depreciation and amortization (comprised of $7.0 million reported in the Amortization of intangible assets line item and $11.3 million of depreciation reported in Selling, distribution and administration). These adjustments include the removal of depreciation and amortization expense that was recognized in the historical periods presented prior to the designation of the assets as held for sale.